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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 23, 2004, except for Note 14, as to which the date is February 27, 2004, on the Santarus, Inc. financial statements, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-111515) and related Prospectus of Santarus, Inc. expected to be filed on or about March 9, 2004.



                                             /s/ Ernst & Young LLP

San Diego, California
March 8, 2004